UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026
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Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)
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Georgia	001-04365	58-0831862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
999 Peachtree Street, N.E., Suite 1225
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)
(404) 659-2424
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 23, 2026, Oxford Industries, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders. At the meeting, shareholders voted on the following items:

Proposal 1: The three nominees for Class I director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2029 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Dennis M. Love	10,948,296	614,913	27,488	1,769,881
Clyde C. Tuggle	11,146,806	416,499	27,392	1,769,881
Carol B. Yancey	9,680,703	1,881,127	28,867	1,769,881

Proposal 2: The Company’s shareholders approved the Company’s Long-Term Stock Incentive Plan as amended and restated to, among other things, authorize 750,000 additional shares of common stock for issuance under the plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
10,706,223	854,197	30,277	1,769,881

Proposal 3: The Company’s shareholders approved the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2026. The voting results were as follows:

For	Against	Abstain
13,175,307	156,729	28,542

Proposal 4: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
11,212,030	262,069	116,598	1,769,881

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Industries, Inc.

Date: June 26, 2026	By:	/s/ Jonathan O. Leptich
Jonathan O. Leptich
Corporate Secretary